EXHIBIT 99.1

GENERAL FINANCE CORPORATION

NEWS RELEASE
(For Immediate Release)

GENERAL FINANCE CORPORATION ANNOUNCES MAY 16, 2011 CONFERENCE CALL TO REVIEW THIRD QUARTER OF FISCAL YEAR 2011 RESULTS

Pasadena, CA – May 3, 2011 - General Finance Corporation (NASDAQ: GFN, GFNCL and GFNCZ) today announced that it intends to release on Thursday, May 12, 2011 its financial results for the third quarter of the fiscal year ending June 30, 2011.  A conference call is scheduled for Monday, May 16, 2011 at 8:30 a.m. PDT (11:30 a.m. EDT) to discuss these results. The conference call number for U.S. participants is (866) 901-5096, the conference call number for participants outside the U.S. is (706) 643-3717 and the conference ID number for both conference call numbers is 63752151.  A replay of the conference call may be accessed through May 30, 2011 by U.S. callers by calling (800) 642-1687 or by callers outside the U.S. by calling (706) 645-9291; both U.S. callers and callers outside of the U.S. will utilize conference ID number 63752151 to access the replay of the conference call.

About General Finance Corporation

General Finance Corporation (www.generalfinance.com), through its indirect 86.2%-owned subsidiary, Royal Wolf  (www.royalwolf.com.au) and its indirect 100%-owned subsidiary Pac-Van (www.pacvan.com), sells and leases products in the portable services industry to a broad cross section of industrial, commercial, educational and government customers throughout Australia, New Zealand and the United States. These products include storage containers and freight containers in the mobile storage industry; and modular buildings, mobile offices and portable container buildings in the modular space industry.

Cautionary Statement About Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, but are not limited to, statements relating to plans to undertake an initial public offering by Royal Wolf, statements and assumptions in the forecasts and information to be included in the prospectus to be filed with the ASIC, plans to list the Shares on the Australian Securities Exchange and plans to sign an underwriting agreement in connection with the Australian IPO, our ability to raise capital or borrow additional funds or changes in the Australian or New Zealand dollar relative to the U.S. dollar.  These involve risks and uncertainties that could cause actual outcomes and results to differ materially from those described in forward-looking statements.  We believe that the expectations represented by our forward looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable legislation or regulation. The forward-looking statements contained in this press release are expressly qualified by this cautionary statement. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Contact

Charles E. Barrantes
Chief Financial Officer
(626) 584-9722 ext. 1007